Ameri Metro Inc.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

 August 26, 2015

AMERI METRO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54546	45-1877342
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2575 Eastern Blvd., Suite 211, York, PA 17402

(Address of principal executive offices)

717-701-7226

 (Registrant's telephone number, including area code)

___N/A___

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 26, 2015, Ameri Metro, Inc., (the “Company”) dismissed Malone Bailey, LLP (“Malone”) as independent accountants to the Company. The auditor report by Malone in the financial statements of the Company for the year ended December 31, 2014 did not contain an adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, other than as related to the Company’s ability to continue as a going concern. The termination of Malone was approved by the Company’s Board of Directors on August 26, 2015. There had been no disagreements with Malone on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure from inception to December 31, 2014, nor from December 31, 2014 through August 26, 2015.

On August 26, 2015, the Company engaged Weinberg & Baer LLC (“Weinberg”) as its independent accountant to provide auditing services going forward for the Company. Prior to such engagement, the Company had no consultations with Weinberg. The decision to hire Weinberg was approved by the Company’s Board of Directors.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2015, the Company appointed Ronald N. Silberstein, age 58, as its Chief Operating Officer and a Director. Also on August 26, 2015, the Company appointed J. Harold Hatchett, III, age 54, as a Director and Chief Financial Officer, and the Honorable Judge John W. Thompson, age 70, as a Director.

Mr. Silberstein, a Certified Public Accountant and a Certified Franchise Executive, was previously Managing Member of the Silberstein Ungar, PLLC CPA firm, from 08/2010 to 07/2014 and has extensive experience with entrepreneurial companies, having worked with them either as clients or as a C-level executive for more than 30 years.  He is a 1979 graduate of the University of Michigan’s Stephen M. Ross School of Business.

Mr. Hatchett has worked for several major corporations such as Royal Dutch Shell, Bertelsmann Music Group, Aetna and Heritage Inks International (a Citicorp Venture Capital company) over his 30+ year career. He has recently served as Group Managing Partner and CFO for OCTCET Inc., from 08/2012 to present. Mr. Hatchet served as Shell CFO of Upstream Americas, from 04/2011 to 05/2012; Shell COO Business Services, UK from04/2000 to 07/2003. Shell VP Investor Relations Americas, from10/2003/ to 06/2011; and Shell VP External Engagement Strategy, from 07/2011 to 04/2012.

Harold serves on the Executive Advisory Board of the School of Business and Economics at North Carolina A&T University and Longwood University. He is a Board of Directors member of the Executive Leadership Council. Also, he is a former Board of Directors member of Affinity Health Plan in NY and served as Treasurer. He is of graduate Longwood University, BS, Finance & Accounting.

John W. Thompson is a judge on the York County Court of Common Pleas in York County, Pennsylvania. He was elected to the court in 1997 and was retained in 2007 for 10-year term, expiring in 2017.Thompson retired before the end of his last term on May 31, 2015 Thompson received both his undergraduate and J.D. degrees from the University of Pittsburgh.

Also on August 26, 2015, the Board of Directors of the Company adopted a compensation plan for the executive officers of the Company, which will be reviewed once a year.

Each member shall receive an automatic annual pay raise of COLA% plus 5% of their base salary. Each officer shall also receive an annual bonus, based on the Company's performance. The total bonus shall be based on a sliding scale as a % of the Gross Revenue of the Company (see Schedule below), and it will be equally divided among the members. If an officer qualifies for other Company bonus/bonuses, he/she shall receive the higher/highest of the two bonus.

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COLA

The purpose of the COLA is to ensure that the purchasing power of Social Security and Supplemental Security Income (SSI) benefits is not eroded by inflation. It is based on the percentage increase in the Consumer Price Index for Urban Wage Earners and Clerical Workers (CPI-W) from the third quarter of the last year a COLA was determined to the third quarter of the current year. If there is no increase, there can be no COLA.

GROSS REVENUE		BONUS
(in Billions)
	$0- 17.99	0%
	$18.00	1%
	$19.00	1.06%
	$20.00	1.12%
	$21.00	1.18%
	$22.00	1.24%
	$23.00	1.30%
	$24.00	1.36%
	$25.00	1.42%
	$26.00	1.48%
	$27.00	1.54%
	$28.00	1.60%
	$29.00	1.66%
	$30.00	1.72%
	$31.00	1.78%
s	32.00	1.84%
	$33.00	1.90%
	$34.00	1.96%
	$35.00	2.02%

There will then be an additional 6% increase for each $1billion increase in gross revenue.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 26, 2015, the Board of Directors of the Company effected two amendments to its Bylaws. Pursuant to its Certificate of Incorporation, the Company increased the number of directors on its Board of Directors by three (3). Additionally, the Board of Directors of the Company added a clause to its Bylaws which provide that shareholders challenging an interest transaction that is subject to an entire fairness review must plead a non-exculpated claim against independent directors in order to keep them as defendants.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

16.1 Letter regarding change in certifying accountant.

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SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 31, 2015

Ameri Metro, Inc. /s/ Debra Mathias —————————————— By: Debra Mathias Title: Chief Executive Officer

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